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                                                                EXHIBIT 10.25.1

                               AMENDMENT NO. 1 TO
                                CREDIT AGREEMENT


         This Amendment No. 1 to Credit Agreement (this "Amendment"), is dated as of September 29, 2000 and effective as of the Effective Date (as defined below), by and between NETZEE, INC., a Georgia corporation ("Borrower") and THE INTERCEPT GROUP, INC. ("Lender").

                                    Recitals

         Borrower and Lender are parties to that Credit Agreement dated as of May 31, 2000 (the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement).

         The parties have agreed to make certain modifications to the terms of the Credit Agreement, as more particularly set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. General. Upon and after the date hereof, all references to the Credit Agreement in that document or in any other Loan Document shall mean the Credit Agreement as amended hereby. Except as expressly provided herein, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of, the Credit Agreement, and, except as specifically provided in this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

         2. Amendments. Effective as of the Effective Date (as defined below), the Credit Agreement is amended as follows:

                  (a) Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined term:

                           "Harland Purchase Agreement" means that certain
                  Asset Purchase Agreement dated as of September 29, 2000, among the Borrower, John H. Harland Company, Concentrex Incorporated, Meca Software, L.L.C. and Moneyscape Holdings, Inc.

                  (b) Section 2.03(b)(iii) of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:


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                           "(iii)   The Borrower shall prepay any outstanding
                  principal amount of the Revolving Credit Advances, and the Revolving Commitment shall be correspondingly immediately, automatically and permanently reduced, in an amount equal to 100% of the Net Proceeds of any issuance of capital stock or other equity interests of the Borrower or any Subsidiary other than (a) an issuance of capital stock or other equity interests of the Borrower to the Borrower or a Subsidiary (b) an issuance of capital stock or other equity interests of the Borrower made in connection with an acquisition that is permitted under Section 8.04 or approved in writing by the Lender, (c) issuance by the Borrower of Options exercisable for Common Stock pursuant to that certain Netzee, Inc. 1999 Stock Option and Incentive Plan, (d) the issuance by the Borrower of its Series B Preferred Stock, and (e) the issuance by the Borrower of common stock pursuant to the Harland Purchase Agreement at the Second Closing (as defined in the Harland Purchase Agreement). The Borrower shall make the required mandatory prepayment hereunder on the date not later than three calendar days after the receipt by the Borrower or such Subsidiary of the Net Proceeds of such issuance of capital stock."

                  (c) Section 8.01 of the Credit Agreement is hereby amended by deleting clause (a) of such Section in its entirety and substituting the following therefor:

                           "(a)     EBITDA. EBITDA to be less than the number
                  specified in the table set forth below for such period:

                        From                           To and Including                      EBITDA
                        ----                           ----------------                      ------

                  July 1, 2000                       September 30, 2000                   $(3,200,000)
                  October 1, 2000                    December 31, 2000                     (2,000,000)
                  January 1, 2001                    March 31, 2001                          (600,000)
                  April 1, 2001                      June 30, 2001                            800,000
                  July 1, 2001                       September 30, 2001                     2,200,000
                  October 1, 2001                    December 31, 2001                      4,000,000  "

                  (d) Section 8.02 of the Credit Agreement is hereby amended by redesignating the current clauses (e) and (f) as clauses
         (f) and (g), respectively, and adding the following new clause (f):

                           "(e)     Debt incurred in connection with the
                  issuance of notes pursuant to the Harland Purchase
                  Agreement;"

                  (e) Section 8.07 of the Credit Agreement is hereby amended by deleting clause (a) of such Section in its entirety and substituting the following therefor:

                  "(a) Declare or pay any dividend or other distribution, direct or indirect, on account of any shares of any common stock or other equity interest of the Borrower now or hereafter outstanding, except (i) a dividend or distribution


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                  payable solely in shares of that class of common stock or
                  other equity interest to the holders of that class, or (ii) dividends payable to holders of shares of the Series B Preferred Stock of the Borrower provided that the aggregate amount paid in respect of such dividends shall not exceed $520,000 in any fiscal year of the Borrower."

                  (f) Section 8.12 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

                           "SECTION 8.12. ISSUANCE OF CAPITAL STOCK. Issue any
                  shares, interests, warrants, participations or other equivalents (however designated) of any Loan Party; except that (a) the Borrower may issue common stock or warrants or options exercisable for common stock, (b) any Subsidiary of the Borrower may issue shares of capital stock to the Borrower or any other Subsidiary, and (c) the Borrower may issue shares of its Series B Preferred Stock."

                  (g) Schedule 5.01(e) to the Credit Agreement is hereby amended by adding the following additional item:

                           "Debt incurred in connection with the issuance of
                  notes pursuant to the Harland Purchase Agreement."

         3. Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

                  (a) Authorization of Amendment, Etc. Borrower has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Amendment in accordance with its terms. This Amendment has been duly executed and delivered by Borrower and is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

                  (b) Representations in Credit Agreement. All of the representations set forth in the Credit Agreement, as modified hereby, are accurate in all material respects as of the date hereof.

         4. Loan Documents. Borrower and Lender agree and acknowledge that this Amendment shall constitute a "Loan Document" under the Credit Agreement.

         5. No Implied Consent or Waiver. Except as expressly set forth herein, the execution and delivery of this Amendment does not and will not constitute a consent to or a waiver of any noncompliance with the provisions of the Credit Agreement.


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         6.       Counterparts. This Amendment may be executed by each party to this Amendment upon a separate copy, and in such case one counterpart of this Amendment shall consist of enough of such copies to reflect the signature of all of the parties to this Amendment. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Amendment or its terms to produce or account for more than one of such counterparts.

         7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Georgia.

         8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         9. Effectiveness of This Amendment. This Amendment shall take effect on the date of the Borrower's issuance of its Series B Preferred Stock in exchange for its Series A Preferred Stock (the "Effective Date").


                     [Signatures appear on following page]



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers hereunder duly authorized as of the day and year first written above.


                                   BORROWER:


                                   NETZEE, INC.


                                   By:      /s/ Richard S. Eiswirth
                                       ----------------------------------------
                                     Title:          SEVP & CFO
                                           ------------------------------------




                                    LENDER:


                                     THE INTERCEPT GROUP, INC.


                                     By:      /s/ John W. Collins
                                         --------------------------------------
                                       Title:                  CEO
                                              ---------------------------------